Exhibit 99.1

Contact:

Candace Berman

Concerto Software

(305) 639-2267

cberman@concerto.com

Concerto Software™ and Melita International Complete Merger

Westford, Mass., and Norcross, Ga., February 9, 2004 – Concerto Software, Inc., a proven provider of customer interaction management (CIM) solutions, today announced completion of the merger with Melita International Ltd. As previously announced, the merger was approved by the stockholders of Concerto Software on February 6, 2004, and the remaining closing conditions set forth in the agreement and plan of merger were satisfied or waived earlier today. As a result of the merger, the common stock of Concerto Software has been delisted from trading on the Nasdaq National Market and Concerto Software is privately held by Melita International Ltd. Each share of Concerto Software common stock outstanding at the effective time of the merger (other than certain shares held by a director and shares held by stockholders who have exercised appraisal rights in accordance with Delaware law) was converted into the right to receive $12.00 per share in cash. Concerto Software’s common stockholders will shortly be receiving instructions for redeeming their common stock in the form of a letter of transmittal from the paying agent for this transaction.

The merger was valued at approximately $145.2 million and was financed by Golden Gate Capital and Oak Investment Partners, both private equity firms and majority holders of Melita International Ltd., the indirect parent of Melita International, Inc. (“Melita”), a global provider of products and services focused on maximizing contact center effectiveness. Melita International Ltd. intends to combine the businesses of Concerto Software and Melita and operate them together as Concerto Software, Inc.

About Concerto Software

Concerto Software, Inc. is a proven and reliable provider of contact center solutions that help companies better manage customer interactions via voice, email, the Web and fax. With multiple strengths – including financial stability, talented people, innovative technology, more than 20 years of industry expertise and a singular focus on the contact center – Concerto Software is a trusted partner to companies across the globe. Concerto Software was selected by leading industry analyst firm, Frost & Sullivan, as the sole recipient of its Contact Center Company of the Year Award in 2003 and 2004, and is also the only company to earn this distinction two years running. Concerto Software is headquartered in Westford, Massachusetts, with operations across the Americas, Europe and Asia Pacific. For more information, visit www.concerto.com.

Note: Concerto Software is a trademark of Concerto Software, Inc. All other trademarks are the property of their respective owners.

In addition to historical information contained herein, this press release contains forward-looking statements concerning future expected financial, operating results, and product and marketing strategies. Forward-looking statements in this release include, but are not limited to, estimates of future business prospects or financial results and statements containing the words “believe”, “estimate”, “project”, “expect” or similar expressions. Concerto Software’s future actual results could differ materially from the forward-looking statements discussed or implied herein because of risks or uncertainties including, but not limited to, the difficulty in the development, marketing or selling of the company’s solutions, difficulty with the recruitment and training of additional partners, risks associated with competition and competitive pricing pressures, technological change, the risk of not releasing products on time, new product introduction and market acceptance stock price volatility, the ability of Concerto Software to attract and retain key personnel, weakness in IT spending, weakness in the contact center market, general economic conditions in the United States and worldwide markets served by Concerto Software, delays as a result of acts of terrorism, the war in Iraq and other geopolitical conflicts, or as a result of the SARS virus, regulatory changes, including restrictions placed on predictive dialing, telemarketing and web technologies and those other factors discussed from time to time in

Concerto Software’s public reports filed with the Securities and Exchange Commission, such as those discussed under “Certain Factors That May Affect Future Results” in Concerto Software’s quarterly reports on Form 10-Q and annual report on Form 10-K. All forward-looking statements and reasons why results might differ included in this release are made as of the date hereof, and Concerto Software assumes no obligation to update any such forward-looking statements or reasons why results might differ.

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